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Exhibit 10.13

Comerica Bank	MC 4674 11943 El Camino Real San Diego, CA 92130 858 509-2360 Fax: 858 509-2365
June 20, 2007	Technology & Life Sciences

Doug Schuling
Chief Financial Officer
Genoptix, Inc.
2110 Rutherford Road
Carlsbad, CA 92008

RE:
Genoptix, Inc. ("Borrower")
Obligor Number 3073511731
Notes 166, 174, 182, 190, 208, 281, 299

Dear Mr. Schuling:

Comerica Bank (the "Bank") has approved the extension of the maturity date of the above referenced credit facility as evidenced by that certain note/agreement, dated May 9, 2005 (as such may be amended, restated, modified, supplemented or revised from time to time, the "Agreement") from June 30, 2007 to August 30, 2007. Upon your execution of a counterpart of this letter, the maturity date shall be so amended.

The Agreement, as modified and amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this modification and amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

By execution of a counterpart of this letter, Borrower further represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date hereof, and that no event of default has occurred and is continuing under the Agreement or any other document, instrument or agreement entered into in connection therewith.

Sincerely,
Comerica Bank

By:	/s/ Dennis Kim Dennis Kim Corporate Banking Officer
Acknowledged and accepted on 06/25/07:
Genoptix, Inc.

By:	/s/ Doug Schuling Doug Schuling Chief Financial Officer

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  Exhibit 10.13